Exhibit 5.1

Ellenoff Grossman & Schole LLP

1345 Avenue of the Americas

New York, New York 10105-0302

February 2, 2016

Quest Patent Research Corporation

411 Theodore Fremd Ave. Suite 206S

Rye, NY 10580-1411

Re:     Registration Statement on Form S-1

Ladies and Gentlemen:

We have acted as counsel to Quest Patent Research Corporation, a Delaware corporation (the “Company”), in connection with the registration of 100,000,000 shares (the “Shares”) of the Company’s common stock, par value $0.00003 per share, pursuant to a registration statement on Form S-1, File No. 333-208536 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”).

We have examined originals or certified copies of such the Company’s articles of incorporation and by-laws and such other corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers of the Company.

Based upon the foregoing, we are of the opinion that the 50,000,000 Shares which are outstanding have been duly and validly authorized and issued, fully paid and non-assessable, and the 50,000,000 Shares which are issuable upon exercise of the purchase option will, when issued upon payment of the purchase price, be duly and validly authorized and issued, fully paid and non-assessable..

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP